Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2025, relating to the consolidated financial statements of KKR & Co. Inc. and the effectiveness of KKR & Co. Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of KKR & Co. Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York

February 28, 2025